                                                                    EXHIBIT 23.a


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the prospectuses included in the registration statements of Masco Corporation on Form S-3 (Registration Nos. 33-56043, 33-53330, 33-2374, 333-27765 and 333-36477) and
Form S-8 (Registration Nos. 2-95969, 33-28142, 33-42229, 333-30867, 333-64573,
and 333-74815) of our report dated February 16, 2000, on our audits of the consolidated financial statements and financial statement schedule of Masco Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts" in such prospectuses.


PRICEWATERHOUSECOOPERS, LLP

Detroit, Michigan
March 27, 2000